Exhibit 24.1

TRUIST FINANCIAL CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Truist Financial Corporation, a North Carolina corporation (the “Company”), hereby constitutes and appoints William H. Rogers, Jr. and Michael B. Maguire, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to execute a registration statement on Form S-3 of the Company relating to the registration of debt securities, common stock, preferred stock, depositary shares, warrants and other securities of the Company under the Securities Act of 1933, as amended (the “Act”), including any exhibits to such registration statement and all amendments (including post-effective amendments) or supplements thereto, and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) and any applicable securities exchange or regulatory body, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite, necessary or advisable to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this power of attorney has been signed on the date indicated by the following persons in the capacities indicated.

Signature	Title	Date

/s/ William H. Rogers, Jr. William H. Rogers, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	December 30, 2023

/s/ Michael B. Maguire Michael B. Maguire	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 1, 2024

/s/ Cynthia B. Powell Cynthia B. Powell	Executive Vice President and Controller (Principal Accounting Officer)	January 4, 2024

/s/ Jennifer S. Banner Jennifer S. Banner	Director	December 28, 2023

/s/ K. David Boyer, Jr. K. David Boyer, Jr.	Director	December 21, 2023

/s/ Agnes Bundy Scanlan Agnes Bundy Scanlan	Director	December 21, 2023

/s/ Dallas S. Clement Dallas S. Clement	Director	December 26, 2023

/s/ Patrick C. Graney III Patrick C. Graney III	Director	December 21, 2023

/s/ Linnie M. Haynesworth Linnie M. Haynesworth	Director	January 4, 2024

/s/ Donna S. Morea Donna S. Morea	Director	December 21, 2023

/s/ Charles A. Patton Charles A. Patton	Director	December 22, 2023

/s/ Christine Sears Christine Sears	Director	December 21, 2023

/s/ Thomas E. Skains Thomas E. Skains	Director	December 21, 2023

/s/ Bruce L. Tanner Bruce L. Tanner	Director	December 21, 2023

/s/ Steven C. Voorhees Steven C. Voorhees	Director	December 21, 2023

2